Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below have the same meaning as terms defined and included elsewhere in this Current Report on Form 8-K (the “Form 8-K”) and if not defined in the Form 8-K, the Proxy Statement/Prospectus.

Introduction

As a result of the Business Combination and the other transactions contemplated by the Merger Agreement, Merger Sub merged with and into Astra, with New Astra continuing as the surviving entity as a wholly owned subsidiary of Holicity, under the new name Astra Space, Inc. The following unaudited pro forma condensed combined balance sheet as of March 31, 2021 and the unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2021 and year ended December 31, 2020 present the historical financial statements of Holicity and Astra, adjusted to reflect the Business Combination and its related transactions. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

The unaudited pro forma condensed combined balance sheet as of March 31, 2021 combines the historical balance sheet of Holicity and the historical balance sheet of Astra, on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on March 31, 2021. The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2021 and year ended December 31, 2020 combine the historical statements of operations of Holicity and historical statements of operations of Astra for such periods, on a pro forma basis as if the Business Combination and the other transactions, summarized below, had been consummated on January 1, 2020, the beginning of the earliest period presented, giving effect to:

•	the merger of Astra with and into Merger Sub, a wholly owned subsidiary of Holicity, with Astra surviving the merger as a wholly-owned subsidiary of Holicity;

•	the reverse recapitalization between Holicity and Astra;

•

the issuance and sale of 20,000,000 shares of Holicity Class A common stock for a purchase price of $10.00 per share and an aggregate purchase price of $200 million in the Private Placement pursuant to the Subscription Agreements;

The unaudited pro forma condensed combined financial statements have been developed from and should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed combined financial statements;

•	the historical audited financial statements of Holicity for the period from June 2, 2020 (inception) through December 31, 2020 and the related notes, which are incorporated herein by reference;

•	the historical unaudited financial statements of Holicity as of and for the three months ended March 31, 2021 and the related notes, which are incorporated herein by reference;

•	the historical audited financial statements of Astra for the year ended December 31, 2020 and the related notes, which are incorporated herein by reference;

•	the historical unaudited financial statements of Astra as of and for the three months ended March 31, 2021 and the related notes, which are incorporated herein by reference;

•

other information relating to Holicity and Astra contained in the Proxy Statement/Prospectus, including the Business Combination Agreement and the description of certain terms thereof set forth in the section entitled “The Business Combination and the Business Combination Agreement.”

Pursuant to Holicity’s existing charter, public stockholders were offered the opportunity to redeem, upon the closing of the Business Combination, shares of Holicity Class A Stock then held by them for cash equal to their pro rata share of the aggregate amount on deposit (as of two business days prior to the Closing) in the Trust Account. The unaudited pro forma condensed combined financial statements reflect the actual redemption of 10,981 shares of Holicity Class A Stock at $10.00 per share.

The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and do not necessarily reflect what New Astra’s financial condition or results of operations would have been had the acquisition occurred on the dates indicated. Further, the pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of New Astra. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

Description of the Business Combination

The aggregate merger consideration paid in connection with the Business Combination was $2.03 billion in aggregate consideration whereas Astra stockholders received consideration in New Astra common stock valued at $10.00 per share.

At the Effective Time of the Business Combination, the stock consideration issued to (i) the then current holders of stock in Astra (other than the holders of Astra Class B common stock or Astra preferred stock held by Astra Founders) was New Astra Class A common stock and (ii) the Astra Founders received New Astra Class B common stock.

At the Effective Time, each outstanding and unexercised Astra Option and each issued and outstanding Astra Warrant was assumed by New Astra and was converted into an option and a warrant, respectively, to acquire shares of New Astra Class A common stock with the same terms and conditions as applied to the original Astra Option and Astra Warrant, respectively, immediately prior to the Effective Time; provided that the number of shares to be ultimately issued in the exchange will be determined by the Exchange Ratio.

Class B common stock of New Astra has the same economic terms as the Class A common stock of New Astra, but the Class B common stock of New Astra has ten (10) votes per share.

Holicity also entered into subscription agreements with the PIPE Investors, pursuant to which the PIPE Investors have agreed to purchase immediately prior to the Closing an aggregate of 20,000,000 shares of Holicity Class A common stock at a purchase price of $10.00 per share for an aggregate purchase price equal to $200.0 million.

The following summarizes the pro forma New Astra common stock outstanding:

Capitalization Table	Shares	%
Class A common stock issued to Astra stockholders(1)	147,057,350	56.4%
Class B common stock issued to Astra Founders(2)	56,239,188	21.5%
Public Stockholders	29,989,019	11.5%
PIPE Investors	20,000,000	7.7%
Initial Stockholders	7,500,000	2.9%

Pro Forma Common Stock at March 31, 2021	260,785,557	100.0%
New Astra Options and Warrants(3)	6,577,914
Pro Forma Common Stock Outstanding at March 31, 2021(4)	254,207,643

(1)	New Astra Class B common stock has ten votes per share whereas New Astra Class A common stock has one vote per share.
(2)

The number of outstanding shares in the table above assumes the issuance of approximately 6,577,914 shares of New Astra Class A common stock underlying Astra Options and Astra Warrants that do not represent legally outstanding shares of New Astra Class A common stock at Closing.

(3)	The shares above exclude the potential dilutive effect of public warrants and Private Placement Warrants.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF MARCH 31, 2021

(in thousands)

	As of March 31, 2021				As of March 31, 2021
	Holicity (Historical)	Astra (Historical)	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Cash and cash equivalents	$456	$22,548	$300,013	(A)	$472,381
			(40,240)	(B)
			200,000	(C)
			(110)	(I)
	—	—	(5,436)	(K)
			(4,850)	(L)
Restricted cash	—	—	4,850	(L)	4,850
Inventories	—	1,019	—		1,019
Prepaid and other current assets	211	4,697	(3,123)	(B)	1,785

Total current assets	667	28,264	451,104		480,035
Marketable securities held in Trust Account	300,013	—	(300,013)	(A)	—
Property and equipment, net	—	21,839	—		21,839
Right-of-use asset	—	4,612	—		4,612
Trademark	—	3,200	—		3,200
Other non-current assets	—	77	—		77

Total non-current assets	300,013	29,728	(300,013)		29,728

Total assets	$300,680	$57,992	$151,091		$509,763

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	—	3,252	(156)	(B)	3,096
Accrued expenses and other liabilities	1,054	6,502	(4,546)	(B)	3,060
			50	(G)
Current portion of operating lease obligation	—	1,198	—		1,198
Long-term debt, current portion	—	3,839	(3,839)	(K)	—
Franchise tax payable	50	—	(50)	(G)	—

Total current liabilities	1,104	14,791	(8,541)		7,354

Non-Current Liabilities:
Warrant liabilities	45,807	—	—		45,807
Deferred underwriting payables	10,500	—	(10,500)	(B)	—
Long-term debt	—	6,448	(1,597)	(K)	4,851
Operating lease obligation, net of current portion	—	3,508	—		3,508
Other non-current liabilities	—	320	—		320

Total non-current liabilities	56,307	10,276	(12,097)		54,486

Total liabilities	57,411	25,067	(20,638)		61,840

Commitments
Mezzanine Equity
Class A common stock subject to possible redemption	238,269	—	(238,269)	(F)	—
Series A Preferred	—	472,304	(456,382)	(M)	—
			(15,922)	(H)

Series B Preferred	—	507,720	(414,813)	(M)	—
			(92,907)	(H)
Series C Preferred	—	362,474	(140,531)	(M)	—
			(221,943)	(H)

Total mezzanine equity	238,269	1,342,498	(1,580,767)		—
Stockholders’ equity (deficit)
Founders convertible preferred stock	—	—	—	(H)	—
Class A common stock	1	—	2	(C)	21
			1	(D)
			2	(F)
			15	(H)
			—	(I)
Class B common stock	1	—	(1)	(D)	6
			6	(H)	—
Additional paid-in capital	32,303	—	(25,003)	(B)	810,697
			199,998	(C)
			(27,305)	(E)
			238,267	(F)
			51,131	(M)
			330,751	(H)
			(110)	(I)
			10,665	(J)
Accumulated deficit	(27,305)	(1,309,573)	(3,158)	(B)	(362,801)
			960,595	(M)
			27,305	(E)
			(10,665)	(J)

Total stockholders’ equity	5,000	(1,309,573)	1,752,496		447,923

Total liabilities and stockholders’ deficit	$300,680	$57,992	$151,091		$509,763

See accompanying notes to unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2021

(in thousands, except share and per share data)

	For the three months ended March 31, 2021				For the three months ended March 31, 2021
	Holicity (Historical)	Astra (Historical)	Pro Forma Adjustments		Pro Forma Combined
Cost and expenses:
Research and Development	$—	$12,196	$43	(CC)	$12,239
Sales and Marketing	—	64	—		64
General and Administrative	1,373	12,394	(30)	(BB)	14,046
			309	(CC)
Franchise tax expense	50	—	—		50

Total Operating Loss	(1,423)	(24,654)	(322)		(26,399)
Interest income (expense), net	—	(535)	76	(GG)	(459)
Interest earned on marketable securities held in Trust Account	14	—	(14)	(AA)	—
Change in fair value of warrant liabilities	(18,553)	—	—		(18,553)
Other income, net	—	—	—		—
Loss on extinguishment of Convertible Notes		(131,908)	—		(131,908)
Loss on extinguishment of Convertible Notes attributable to related parties	—	(1,875)	—		(1,875)

Loss before taxes	(19,962)	(158,972)	(260)		(179,194)
Income tax (benefit) expense	—	—	—	(EE)	—

Net Loss	$(19,962)	$(158,972)	$(260)		$(179,194)

Adjustment to redemption value on Convertible Preferred Stock	—	(1,011,726)	1,011,726	(HH)	—

Net loss attributable to common stockholders	$(19,962)	$(1,170,698)	$1,011,466		$(179,194)

Weighted average number of shares of Class A Stock outstanding - basic and diluted	30,000,000	24,371,147
Net income (loss) per share of Class A Stock - basic and diluted	—	$(12.35)
Weighted average number of shares of Class B Stock outstanding - basic and diluted	7,500,000	70,444,444
Net loss per share of Class B Stock - basic and diluted	(2.66)	$(12.35)
Weighted average number of shares of common stock outstanding - basic and diluted					254,207,643
Net loss per share of common stock - basic and diluted					(0.70)

See accompanying notes to unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2020

(in thousands, except share and per share data)

	For the Year Ended December 31, 2020				For the Year Ended December 31, 2020
	Holicity (Historical)	Astra (Historical)	Pro Forma Adjustments		Pro Forma Combined
Cost & expenses:
Research and development	$—	$27,544	$—		$27,544
General and administrative	585	45,950	(49)	(BB)	62,246
			1,409	(CC)
			3,686	(DD)
			10,665	(FF)
Franchise tax expense	117	—	—		117

Total operating loss	(702)	(73,494)	(15,711)		(89,907)
Interest income (expense), net	—	(5,659)	394	(GG)	(5,265)
Interest earned on marketable securities held in Trust Account	47	—	(47)	(AA)	—
Warrant offering costs	(747)	—	—		(747)
Change in fair value of warrant liabilities	(5,940)	—	—		(5,940)
Other income, net	—	10,860	—		10,860

Loss before income taxes	(7,342)	(68,293)	(15,364)		(90,999)
Income tax (benefit) expense	—	—	—	(EE)	—

Net loss	$(7,342)	$(68,293)	$(15,364)		$(90,999)

Adjustment to redemption value on Convertible Preferred Stock	—	—	—		—

Net loss attributable to common stockholders	$(7,342)	$(68,293)	$(15,364)		$(90,999)

Weighted average number of shares of Class A Stock outstanding - basic and diluted	30,000,000	9,902,845
Net loss per share of Class A Stock - basic and diluted	$—	$(0.82)
Weighted average number of shares of Class B Stock outstanding - basic and diluted	7,500,000	73,385,753
Net loss per share of Class B Stock - basic and diluted	$(0.98)	$(0.82)
Weighted average common shares outstanding - basic and diluted					254,207,643
Net loss per share of common stock - basic and diluted					$(0.36)

See accompanying notes to unaudited pro forma combined financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1- Basis of Presentation

The following unaudited pro forma condensed combined financial information was prepared in accordance with U.S. GAAP and pursuant to Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Business.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). The Company has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information.

The Business Combination was accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, while Holicity was the legal acquirer, it was treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination was treated as the equivalent of Astra issuing stock for the net assets of Holicity, accompanied by a recapitalization. Operations prior to the Business Combination are those of Astra.

The unaudited pro forma condensed combined balance sheet as of March 31, 2021 assumes that the Business Combination was completed on March 31, 2021. The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2021 and year ended December 31, 2020 give pro forma effect to the Business Combination as if it had been completed on January 1, 2020.

The pro forma adjustments are based on the information currently available. The assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes. The unaudited pro forma condensed combined financial information has been presented for informational purposes only. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented. The unaudited pro forma condensed combined financial information does not purport to represent the actual results of operations that New Astra would have achieved had Holicity and Astra been combined during the periods presented in the unaudited pro forma combined financial statements and is not intended to project the future results of operations that New Astra may achieve after the Business Combination. The unaudited pro forma combined financial information does not reflect any cost savings that may be realized as a result of the Business Combination and also does not reflect any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with New Astra.

Notwithstanding the legal form of the Business Combination pursuant to the Merger Agreement, the Business Combination will be accounted for as a reverse recapitalization under the scope of the Financial Accounting Standards Board’s Accounting Standards Codification 805, Business Combinations, or “ASC 805”, in accordance with U.S. GAAP. Under this method of accounting, Holicity will be treated as the “acquired” company for financial reporting purposes and Astra will be treated as the accounting acquirer. Accordingly, the Business Combination will be treated as the equivalent of Astra issuing stock for the net assets of Holicity, accompanied by a recapitalization. The net assets of Holicity will be stated at historical cost, with no goodwill or intangible assets recorded. Operations prior to the Business Combination will be those of Astra.

Astra has been determined to be the accounting acquirer based on the evaluation of the following facts and circumstances:

•	Astra’s existing stockholders has the greatest voting interest in New Astra with over 92% of the voting interest;

•	Astra’s directors will represent the majority of the new board of directors of New Astra;

•	Astra’s senior management will comprise the majority of New Astra’s senior management;

•	New Astra will assume the name “Astra Space, Inc.”; and

•	Astra has a larger employee base and substantive operations.

Other factors were considered but they would not change the preponderance of factors indicating that Astra was the accounting acquirer.

There were no intercompany balances or transactions between Holicity and Astra as of the date and for the period of this unaudited pro forma condensed combined financial information. Accordingly, no pro forma adjustments were required to eliminate the activities between Holicity and Astra.

The pro forma condensed combined provision for income taxes does not necessarily reflect the amounts that would have resulted had Holicity and Astra filed consolidated income tax returns during the periods presented.

Note 2 - Accounting Policies

Upon consummation of the Business Combination, management will perform a comprehensive review of the two entities’ accounting policies. As a result of that review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of New Astra. Based on its initial analysis, management did not identify any significant differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

Certain reclassification adjustments have been made to the unaudited pro forma condensed combined financial information to align Holicity and Astra’s financial statement presentation. Such reclassification adjustments are described in the accompanying notes to the unaudited pro forma condensed combined financial statements.

Note 3 - Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.

Transaction Accounting Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet

The Transaction Accounting Adjustments included in the unaudited pro forma condensed combined balance sheet as of March 31, 2021 are as follows:

(A)

Represents the reclassification of $300.0 million marketable securities held in the Trust Account that become available to fund expenses in connection with the Business Combination or Astra’s future cash needs.

(B)

Represents transaction costs incurred as part of the Business Combination totaling $41.8 million (of which $4.7 million has already been included in the historical financial statements) as part of the Business Combination. $10.5 million of underwriting costs incurred as part of the Company’s IPO were deferred and committed to be paid upon the consummation of a business combination. Approximately $25.0 million represents advisory, legal, accounting and other fees that qualify as equity issuance costs to be offset against additional paid in capital. The remaining $6.3 million of estimated transaction costs that are not eligible to be capitalized are reflected as if incurred on January 1, 2020, the date the Business Combination occurred for the purposes of the unaudited pro forma condensed combined statements of operations. Of this amount, $2.7 million were allocated to the public and Private Placement Warrant liabilities assumed as part of the Business Combination, are expensed through retained earnings and included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 as discussed in pro forma adjustment (DD) below. Transaction costs are non-recurring.

(C)	Reflects the proceeds of $200.0 million from the issuance and sale of 20,000,000 shares of New Astra Class A Common Stock at $10.00 per share to PIPE Investors.

(D)	Represents the conversion of Holicity Class B common stock to New Astra Class A common stock. In connection with the closing of the Business Combination, all shares of Holicity Class B common stock will convert into shares of New Astra Class A common stock.

(E)	Represents the elimination of Holicity’s historical retained earnings balance.

(F)	Reflects the reclassification of $238.3 million of Holicity Class A common stock subject to possible redemption to permanent equity.

(G)	Represents the reclassification of $0.1 million historical amounts presented by Holicity as franchise tax payable to accrued expenses and other liabilities to align with New Astra’s balance sheet presentation.

(H)	Reflects the recapitalization of New Astra and issuance of 147,057,350 shares of New Astra Class A common stock and 56,239,188 shares of New Astra Class B common stock as consideration in the Business Combination.

(I)	Reflects redemptions of 10,981 Holicity Class A common stock for approximately $0.1 million at a redemption price of $10.00 per share based on a pro forma redemption date of March 31, 2021. As of the actual redemption date, the redemption price was $10.00 per share.

(J)	Represents the additional stock-based compensation expense of $10.7 million as a result of accelerated stock options issued to two executives on April 23, 2021. Refer to pro forma adjustment (FF) for details.

(K)	Represents the SVB debt repayment of $5.4 million at Closing. Additionally, the Company entered into a promissory note with Pendrell on May 20, 2021 where the Company drew down $10 million on June 10, 2021. However, there is no material impact on the unaudited pro forma condensed combined financial information as the Pendrell loan was paid off at Closing.

(L)	Represents the PPP Note reclassification of $4.9 million from cash to restricted cash as the related PPP funds were placed into escrow at the Closing.

(M)	Represents the elimination of redemption value adjustment of convertible preferred stock recorded in Astra’s historical condensed consolidated balance sheet as of March 31, 2021 as the convertible preferred stock is considered probable of becoming redeemable as of March 31, 2021. However, such adjustment would not be necessary assuming the Business Combination was completed on March 31, 2021 and all outstanding convertible preferred stock converted into Class A common stock of New Astra.

Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Operations

The Transaction Accounting Adjustments included in the unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2021 and the year ended December 31, 2020 are as follows:

(AA)	Represents the elimination of historical interest income recognized on the marketable securities held within the Trust Account.

(BB)	Represents the elimination of Holicity’s historical general and administrative expenses paid to an affiliate under the Administrative Support Agreement that will terminate upon the Business Combination.

(CC)	Reflects the increase in compensation expense pertaining to new executed executive employment agreements entered into in connection with the Business Combination. The increase in compensation expense is reflected as if incurred on January 1, 2020, the date the Business Combination occurred for the purposes of the unaudited pro forma condensed combined statements of operations.

(DD)	Reflects the total transaction costs incurred in the statement of operations not eligible for capitalization for the year ended December 31, 2020 of $6.3 million, as described in pro forma adjustment (B). Transaction costs are reflected as if incurred on January 1, 2020, the date the Business Combination occurred for the purposes of the unaudited pro forma condensed combined statements of operations. Of this amount, $2.7 million represents amounts allocated to the public and private placement warrant liabilities that were assumed as part of the Business Combination. Additionally, $1.6 million and $1.4 million are already incurred and expensed in the historical statements of operations for the three months ended March 31, 2021 and the year ended December 31, 2020, respectively. This is a non-recurring item.

(EE)	Reflects the income tax effect of pro forma adjustments using the estimated effective tax rate of 0%. In its historical periods, Astra concluded that it is more likely than not that it will not recognize the benefits of federal and state net deferred tax assets and as a result established a valuation allowance. For pro forma purposes, it is assumed that this conclusion will continue at the Closing date of the Business Combination, and as such, a 0% effective tax rate is reflected.

(FF)	Represents the additional stock-based compensation expenses of $10.7 million as a result of acceleration of stock options issued to two executives on April 23, 2021. The Company granted 1.9 million stock options to two executives in December 2020. In April 2021, Astra’s Board approved the acceleration of vesting for 1.9 million stock options.

(GG)	Reflects the elimination of interest expense for the year ended December 31, 2020 and three months ended March 31, 2021 assuming the SVB loan was paid off on January 1, 2020, the date the Business Combination occurred for the purposes of the unaudited pro forma condensed combined statements of operations. See pro forma adjustment (K) for details.

(HH)	Reflects the elimination of the redemption value adjustment of convertible preferred stock recorded in Astra’s historical condensed consolidated statement of operations for the three months ended March 31, 2021 as the convertible preferred stock is considered probable of becoming redeemable as of March 31, 2021. However, assuming the Business Combination was completed on January 1, 2020, all outstanding convertible preferred stock would have converted into Class A common stock of New Astra. Therefore, no redemption value adjustment would be necessary for convertible preferred stock.

Note 4 – Net Loss Per Share

Represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2020. As the Business Combination is being reflected as if it had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire period presented.

The unaudited pro forma condensed combined financial information for the three months ended March 31, 2021 and year ended December 31, 2020 is as follows:

	For the three months ended March 31, 2021	For the year ended December 31, 2020
Pro forma net loss attributable to common stockholders (in thousands)	$(179,194)	$(90,999)
Weighted average number of shares of common stock outstanding—basic and diluted(1)	254,207,643	254,207,643
Net loss per share of common stock—basic and diluted (2)(3)	$(0.70)	$(0.36)

(1)	Excludes approximately 6,577,914 shares of New Astra Class A common stock underlying New Astra Options and Warrants that do not represent legally outstanding shares of New Astra Class A common stock at Closing.
(2)	For the purposes of calculating diluted earnings per share, it was assumed that 10,000,000 and 5,333,333 public and Private Placement Warrants are exchanged for New Astra Class A common stock. However, since this results in anti-dilution, the effect of such exchange was not included in the calculation of diluted loss per share.
(3)	For the purpose of calculating basic and diluted earnings per share, New Astra’s Class A and Class B common stock shares are combined as both classes of common stock provide the same economic rights to stockholders except for different voting rights.